Exhibit 10.22

EXECUTION VERSION

INTERACTIVE NETWORK, INC.

SENIOR SECURED NOTES DUE 2011

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment No. 1”), effective as of January 14, 2008 (the “Effective Date”), is entered into by and among Interactive Network, Inc., a Nevada corporation (the “Issuer”) and the holders whose names appear on the signature pages hereto (the “Holders”) of the Issuer’s outstanding Senior Secured Notes due 2011 (the “Senior Notes”).

RECITALS

WHEREAS, this Amendment No. 1 is being entered into with reference to the Securities Purchase Agreement (Senior Secured Notes Due 2011) dated as of December 6, 2007, among the Issuer, the “Senior Guarantors” and “Subordinated Guarantors” defined therein and party thereto, the Holders as “Holders” defined therein and party thereto, and the U.S. Bank National Association (the “Agent”), as “Administrative Agent” and “Collateral Agent” defined therein and party thereto (the “SPA”) and the Senior Notes issued pursuant thereto.

WHEREAS, the Issuer has requested the amendment of certain provisions of the SPA, to allow Issuer to make the payment of amounts to PMGI to be used for general corporate purposes; and

WHEREAS, Section 12.02 of the SPA permits the amendment of the SPA and the Holders have agreed to such amendments; and

NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

Definitions.

Capitalized terms used herein without other definition shall have the respective meanings herein assigned to such terms in the SPA.

Section 2.

Modification of Certain Provisions of the SPA.

Section 7.02(h) is hereby restated in its entirety as follows:

“(h)

Restricted Payments.  (i) Declare or pay any dividend or other distribution, direct or indirect, on account of its Capital Stock now or hereafter outstanding, (ii) make any payment pursuant to a guaranty by Issuer or any Subsidiary of the Issuer of any PMGI Note or any Seller Note, (iii) repurchase, redeem, retire, defease, make any payment in respect of a sinking fund or similar payment, purchase or make any other acquisition for value, direct or indirect, of its Capital Stock or any direct or indirect parent of any Obligor, now or hereafter outstanding, (iv) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of its Capital Stock, now or hereafter outstanding, (v) return its Capital Stock to any shareholders or other equity holders of any Obligor or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (vi) except for transactions set forth on Schedule 7.02(h)(i) with respect to the Issuer and Schedule 7.02(h)(ii) with respect to PMGI, hereto, pay any salaries, bonuses, management fees, or other form of compensation, fees or expenses (including the reimbursement thereof by any Obligor or its Subsidiaries) to any of its stockholders or other equityholders, Subsidiaries or Affiliates, or to any employees or family members thereof (collectively, “Restricted Payments”); provided, however, (a) any Subsidiary of the Issuer may pay dividends to the Issuer or any Wholly-Owned Subsidiary of the Issuer, and any Subsidiary of PMGI which is a Subordinated Guarantor and not a Subsidiary of the Issuer may pay dividends to PMGI, and (b) provided that (i) no Default or Event of Default is continuing or would result therefrom, the Issuer may (X) make Restricted Payments described in clause (i) above to PMGI in the amounts of (i) not more than $6.0 million during the first Fiscal Quarter of 2008 ($5.0 million of which is to be used for general corporate purposes, including but not limited to the payment of fees and expenses incurred by PMGI in connection with and related to the preparation and filing of registration statements for the public offering of securities of PMGI and $1.0 million of which shall be limited in use to payment of actual fees and expenses of third parties in connection with such public offering of PMGI securities); and (ii) not more than $1.0 million each subsequent Fiscal Quarter of 2008 (the use of which shall be limited to payment of actual fees and expenses of third parties in connection with such public offering of PMGI securities); and (Y) make additional Restricted Payments described in clauses (i), (ii), (iii) and (iv) above, in an aggregate amount not to exceed an amount equal to the lesser of (A) the Available Excess Cash Flow for the Fiscal Quarter most recently ended before an additional Restricted Payment is proposed to be made and (B) the amount of interest payments on the PMGI Notes (other than the Subordinated Notes) which are required to paid in the Fiscal Quarter in which such additional Restricted Payment is made, and PMGI shall be required to use the full amount of such additional Restricted Payment to make such interests payments.

Section 3.

Representations and Warranties of the Issuer.

To induce the Holders to enter into this Amendment No. 1, the Issuer hereby represents and warrants to each Holder as follows:

3.1.

The Issuer’s Due Organization, Power and Authority, Etc.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, having full power and authority (i) to own its properties and to carry on its business as presently conducted and as proposed to be conducted, (ii) to execute and deliver this Amendment No. 1 and (iii) to consummate the other transactions contemplated hereby.  The Issuer is duly qualified to transact business and is validly existing and in good standing in each jurisdiction in which the failure so to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.2.

Binding Obligations.  All corporate action on the part of the Issuer and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment No. 1 and the performance of all obligations of the Issuer hereunder has been taken.  This Amendment No. 1 has been duly executed and delivered by the Issuer as of the Effective Date.  This Amendment No. 1 constitutes the valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles’ of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

Section 4.

Effectiveness of Amendment.

The amendment provided in this Amendment No. 1 shall be conditioned upon, and this Amendment No. 1 shall not be effective until the execution and delivery of counterparts hereof by the Issuer, the Required Holders and the Guarantors.

Section 5.

Affirmation of Obligations.

The Issuer hereby ratifies, affirms and confirms all of the Note Documents and each and every Obligation, covenant and agreement of the Issuer thereunder in all respects, except as otherwise expressly modified or waived by this Amendment No. 1 upon the terms set forth herein.  In addition, the Issuer hereby represents and warrants that, as of the date hereof, no counterclaim, right of set-off, claim or defense of any kind exists or is outstanding with respect to any of the Obligations or against any of the Holders of any Senior Notes.

Section 6.

Reaffirmation of Guarantees.

Each Guarantor hereby agrees and acknowledges that such Guarantor’s guarantee of all Obligations of the Issuer under the Note Documents remains and continues in full force and effect and is hereby ratified and reaffirmed in all respects.

Section 7.

Miscellaneous.

7.1.

Headings.  Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

7.2.

Funding Documents Ratified.  Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the SPA, the Security Agreements or any other Funding Documents; or be construed to alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the SPA, the Security Agreements or any other Funding Documents, all of which are hereby confirmed and ratified in all respects and shall continue in full force and effect.

7.3.

Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Amendment No. 1 shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Amendment No. 1.

7.4.

Note Documents.  From and after the Effective Date, this Amendment No. 1 shall be considered a Note Document for all purposes of the SPA, entitled to all of the benefits and protections thereof, and all references to the Note Documents shall thereafter be construed to include this Amendment No. 1.

7.5.

Applicable Law.  THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

7.6.

Counterparts; Facsimile Signatures.   This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Facsimile signatures shall be considered originals for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUER

INTERACTIVE NETWORK, INC.

By:  /s/ Paul Asher

Name:

Paul Asher

Title:

Secretary

REQUIRED HOLDERS

SATELLITE SENIOR INCOME FUND, LLC

By:

Satellite Asset Management, L.P.

By:  /s/ Simon Raykher

Name:

Simon Raykher

Title:

General Counsel

[signatures continue on following page]

Signature Page to Amendment No. 1 to Securities Purchase Agreement

ACKNOWLEDGED AND AGREED:

SUBORDINATED GUARANTORS:

PENTHOUSE MEDIA GROUP INC.

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GENERAL MEDIA UK LIMITED

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

WEST COAST FACILITIES INC.

PMGI HOLDINGS INC.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By:  /s/ Marc H. Bell

Name: Marc H. Bell

Title:   President

PENTHOUSE FINANCIAL SERVICES N.V.

By:  /s/ Marc H. Bell

Name: Marc H. Bell

Title:   Managing Director

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.

VIDEO BLISS, INC.

DANNI ASHE, INC.

By:  /s/ Paul Asher

Name: Paul Asher

Title:   President

SNAPSHOT PRODUCTIONS, LLC

By:  /s/ Paul Asher

Name:  Paul Asher

Title:    Manager

[signatures continue on following page]

Signature Page to Amendment No. 1 to Securities Purchase Agreement

SENIOR GUARANTORS:

VARIOUS, INC.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:   Chief Financial Officer

GLOBAL ALPHABET, INC.

SHARKFISH, INC.

TRAFFIC CAT, INC.

BIG ISLAND TECHNOLOGY GROUP, INC.

FASTCUPID, INC.

MEDLEY.COM INCORPORATED

PPM TECHNOLOGY GROUP, INC.

FRIENDFINDER NETWORK, INC.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:   Chief Financial Officer

FRIENDFINDER PROCESSING LTD.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:   Chief Financial Officer

STREAMRAY, INC.

By:  /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:   Chief Financial Officer

CONFIRM ID, INC.

FRNK TECHNOLOGY GROUP

TRANSBLOOM, INC.

STREAMRAY INC.

By:  /s/ David Bloom

Name: David Bloom

Title:   Chief Executive Officer

Signature Page to Amendment No. 1 to Securities Purchase Agreement